EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

dated as of

July 30, 2014

by and among

Orion Engineered Carbons S.A.,

Kinove Luxembourg Holdings 1 S.à r.l.
and
Kinove Luxembourg Coinvestment S.C.A.

TABLE OF CONTENTS
Page
Article 1DEFINITIONS     1
1.1Definitions     1
1.2Interpretation     4
Article 2     REGISTRATION RIGHTS     5
2.1Shelf Registration     5
2.2Demand Registrations     6
2.3Priority     6
2.4Piggyback Registrations     7
2.5Lock-up Agreements     7
2.6Registration Procedures     8
2.7Registration Expenses     12
2.8Underwritten Offering     13
2.9Suspension of Registration     13
2.10Indemnification     14
2.11Rule 144; Rule 144A     16
2.12Transfer of Registration Rights     17
Article 3     PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE     SECURITIES BY KINOVE HOLDINGS     17
3.1Underwriter Selection     17
3.2Cooperation with Sales     17
3.3Further Assurances     18
Article 4     MISCELLANEOUS     18
4.1Term     18
4.2Other Holder Activities     18
4.3No Inconsistent Agreements     18
4.4Amendments and Waivers     18
4.5No Third Party Beneficiaries     18
4.6Entire Agreement     18
4.7Severability     18
4.8Counterparts     18
4.9Remedies; Attorney’s Fees     19
4.10GOVERNING LAW     19
4.11CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL     19
4.12Notice     20

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of July 30, 2014 (this “Agreement”), is among Orion Engineered Carbons S.A., a Luxembourg joint stock corporation (société anonyme) (the “Company”), Kinove Luxembourg Holdings 1 S.à r.l., a Luxembourg limited liability company (société à responsabilité limitée) (“Kinove Holdings”) and Kinove Luxembourg Coinvestment S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) (“Luxco Coinvest”).
WHEREAS, Kinove Holdings intends to sell common shares, without par value of the Company (the “Common Shares”) in an initial public offering;
WHEREAS, upon the completion of the IPO, Kinove Holdings and Luxco Coinvest will own all of the remaining outstanding Common Shares that have not been sold in the IPO;
WHEREAS, in connection with the IPO and to assure that in the future Kinove Holdings and Luxco Coinvest will be able to sell such Common Shares into the public market pursuant to a registration statement under the United States Securities Act of 1933, rather than having to rely upon an exemption from registration which may not be available to them or may require compliance with limitations on such sales that would not generally apply to public shareholders, the Company has agreed to provide Kinove Holdings and Luxco Coinvest certain rights as set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
DEFINITIONS
1.1    Definitions.
In this Agreement, the following terms shall have the following meanings:
(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession directly or indirectly, of the power to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)    “Agreement” has the meaning set forth in the preamble.
(c)    “Board of Directors” means the Board of Directors of the Company.
(d)    “Business Day” means any day except (i) Saturday, (ii) Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York or in Luxembourg are authorized or obligated by law or executive order to close.
(e)    “Common Shares” has the meaning set forth in the recitals.
(f)    “Company” has the meaning set forth in the preamble.
(g)    “Company Outside Counsel” means one counsel selected by the Company to act on its behalf.
(h)    “Covered Person” has the meaning set forth in Section 2.10(a).
(i)    “Demand Holder” means any member of the Kinove Holdings Affiliated Group and any permitted transferee of Registrable Securities pursuant to Section 2.12.
(j)    “Demand Registration” has the meaning set forth in Section 2.2(a).
(k)    “Designated Holder” means any member of the Kinove Holdings Affiliated Group or any other Holder holding Common Shares of the Company constituting not less than 5% of the outstanding Common Shares of the Company.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
(m)    “Holder” means the Demand Holders and Luxco Coinvest.
(n)    “Holders’ Counsel” means, if any member of the Kinove Holdings Affiliated Group is participating in an offering of Registrable Securities, one counsel selected by Kinove Holdings for the Holders participating in such offering or otherwise, one counsel selected by the Holders of a majority of the Registrable Securities included in such offering.
(o)    “IPO” means the initial underwritten public offering of Common Shares pursuant to a Registration Statement filed in accordance with the Securities Act.
(p)    “Kinove Holdings” has the meaning set forth in the preamble.
(q)    “Kinove Holdings Affiliated Group” means Kinove Holdings and its Affiliates (excluding Luxco Coinvest and the Company and its subsidiaries);
(r)    “Lock-Up Agreement” means the “lock-up” agreement entered into by Kinove Holdings and described in that certain Underwriting Agreement, dated as of July 24, 2014, among the Company, Kinove Holdings, Luxco Coinvest and the underwriters party thereto.
(s)    “Luxco Coinvest” has the meaning set forth in the preamble.
(t)    “Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board of Directors reasonably determines in good faith, after consultation with Company Outside Counsel, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement.
(u)    “Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.
(v)    “Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.4(a).
(w)     “register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.
(x)    “Registration Expenses” has the meaning set forth in Section 2.7.
(y)    “Registrable Securities” means all Common Shares held by a Holder (including, for the avoidance of doubt, any Common Shares held by a member of the Board of Directors for the benefit of any member of the Kinove Holdings Affiliated Group) and any equity securities issued or issuable directly or indirectly with respect to any such Common Shares by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, any securities constituting Registrable Securities will cease to be Registrable Securities when (a) such securities are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (b) with respect to Registrable Securities held by any Holder other than a Designated Holder, such securities are sold pursuant to an effective Registration Statement or are eligible to be sold without volume or manner of sale restrictions pursuant to Rule 144 or (c) with respect to Registrable Securities held by a Designated Holder, such securities are sold pursuant to an effective Registration Statement or pursuant to Rule 144.
(z)    “Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statements and all other documents filed with the SEC to effect a registration under the Securities Act.
(aa)    “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
(bb)    “Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.
(cc)    “Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.
(dd)    “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.
(ee)    “SEC” means the U.S. Securities and Exchange Commission.
(ff)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
(gg)    “Selling Holder” means a Holder that holds Registrable Securities registered (or to be registered) on a Registration Statement.
(hh)    “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.
(ii)     “Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.
(jj)    “Short-Form Registration Statement” means Form F-3 or any successor or similar form of registration statement pursuant to which the Company may incorporate by reference its filings under the Exchange Act made after the date of effectiveness of such registration statement.
(kk)    “Suspension” has the meaning set forth in Section 2.9.
(ll)    “Underwritten Offering” means a discrete registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.
1.2    Interpretation.
(a)    The words “hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless expressly stated otherwise herein.
(b)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”
(c)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.
(d)    “Writing”, “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.
(e)    All references to “$” or “dollars” mean the lawful currency of the United States of America.
(f)    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(g)    Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and in the case of statutes, include any rules and regulations promulgated under the statute) and to any successor to such statute, rule or regulation.
Article 2
REGISTRATION RIGHTS
2.1    Shelf Registration.
(h)    Filing. At any time after the date that is one year following the date hereof (or, if sooner, the date on which the Company first becomes eligible to use a Short Form Registration Statement as a Shelf Registration Statement), upon the written request of any Demand Holder, the Company shall promptly (but no later than 45 days after the receipt of such request) file with the SEC a Shelf Registration Statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405) relating to the offer and sale by Holders of all or part of the Registrable Securities. If at any time while Registrable Securities are outstanding, the Company files any Shelf Registration Statement for its own benefit or for the benefit of holders of any of its securities other than the Holders, the Company shall use its commercially reasonable efforts to include in such Shelf Registration Statement such disclosures as may be required under the Securities Act to ensure that the Holders may sell their Registrable Securities pursuant to such Shelf Registration Statement through the filing of a prospectus supplement rather than a post-effective amendment.
(i)    Effectiveness. The Company shall use its commercially reasonable efforts to (i) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Shelf Registration Statement is filed and (ii) keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining.
(j)    Sales by Holders. The plan of distribution contained in the Shelf Registration Statement referred to in this Section 2.1 (or related prospectus supplement) shall be determined by Kinove Holdings, if any member of the Kinove Holdings Affiliated Group is a requesting Holder for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Each Holder shall be entitled to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 from time to time and at such times as such Holder shall determine. Such Holder shall promptly advise the Company of its intention so to sell Registrable Securities pursuant to the Shelf Registration Statement.
(k)    Underwritten Offering. If any Holder intends to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 through an Underwritten Offering, the Company shall take all steps to facilitate such an offering, including the actions required pursuant to Section 2.6 and Section 3, as appropriate; provided, that the Company will not be required to facilitate such Underwritten Offering unless so requested by a Demand Holder and unless the expected aggregate gross proceeds from such offering are at least $50 million and provided, further, that the Company will not be required to effect more than one Underwritten Offering pursuant to a Shelf Registration Statement or a Demand Registration within any six-month period.
2.2    Demand Registrations.
(a)    Right to Request Additional Demand Registrations. At any time after the expiration of the Lock-Up Agreement, any Demand Holder may, by providing a written request to the Company, request to sell all or part of the Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof (which, if not specified, shall be by way of Underwritten Offering). Promptly after its receipt of a request for a Demand Registration (but in any event within 10 days), the Company will give written notice of such request to all other Holders. Within 30 days after the date the Company has given the Holders notice of the request for Demand Registration, the Company shall register, in accordance with this Agreement, all Registrable Securities that have been requested to be registered in the request for Demand Registration and that have been requested by any other Holders by written notice to the Company within 15 days after the Company has given the Holders notice of the request for Demand Registration; provided, that the Company will not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $50 million.
(b)    Limitations on Demand Registrations. The aggregate number of Demand Registrations that may be requested by any Demand Holder shall not exceed five. Any Holder shall be entitled to participate in a Demand Registration initiated by a Demand Holder. The Company will not be required to effect more than one Demand Registration or Underwritten Offering pursuant to a Shelf Registration Statement in any six-month period.
(c)    Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.
2.3    Priority. If a registration pursuant to Section 2.1 or 2.2 above is an Underwritten Offering and the managing underwriters of such proposed Underwritten Offering advise the Holders in writing that, in their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders that have been requested to be included therein shall be reduced, pro rata based on the number of Registrable Securities owned by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.
2.4    Piggyback Registrations.
(a)    Piggyback Request. Whenever the Company proposes to register any of its securities under the Securities Act or equivalent non-U.S. securities laws (other than (i) in the IPO, (ii) pursuant to a Demand Registration, (iii) pursuant to a registration statement on Form F-4 or any similar or successor form or (iv) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than 20 days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Section 2.4(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date the Company’s notice is given to such Holders (a “Piggyback Registration”). There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.4.
(b)    Withdrawal and Termination. Any Holder that has made a written request for inclusion in a Piggyback Registration may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may, without prejudice to the rights of Holders to request a registration pursuant to Section 2.1 or 2.2 hereof, terminate or withdraw any registration under this Section 2.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company will have no liability to any Holder in connection with such termination or withdrawal.
(c)    Priority of Piggyback Registrations. If the managing underwriters advise the Company and Holders of Registrable Securities in writing that, in their opinion, the number of securities requested to be included in an Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced pro rata based, in the case of the Holders, on the number of Registrable Securities owned by each Holder, and in the case of the Company, the number of securities to be sold for the account of the Company, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters. No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.
2.5    Lock-up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form F-4 or any similar or successor form or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters during such period as reasonably requested by the managing underwriters (but in no event longer than the seven days before and the 90 days after the pricing of such Underwritten Offering); provided, that such restrictions shall not apply in any circumstance to (i) securities acquired by a Holder in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s limited or other partners, members, shareholders or other equity holders and (iii) transfers by a member of the Kinove Holdings Affiliated Group to another member of the Kinove Holdings Affiliated Group. Notwithstanding the foregoing, no lockup agreements of the type contemplated by this Section 2.5 shall be required of Holders (A) unless each of the Company’s directors, executive officers and holders of 5% or more of the outstanding Common Shares agrees to be bound by a substantially identical lockup agreement for at least the same period of time; or (B) that restricts the offering or sale of Registrable Securities pursuant to a Demand Registration.
2.6    Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:
(a)    prepare and file with the SEC (within 30 days after the date on which the Company has given Holders notice of the request for Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided, further, that if the Board of Directors determines in its good faith judgment that registration at the time would require the inclusion of pro forma financial or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the Registration Statement which is required to effect the applicable registration for a reasonable period of time (but not in excess of 45 days).
(b)     (i) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than 6 months or, if such Registration Statement relates to an Underwritten Offering in the case of a Demand Registration, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (B) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(c)    furnish to each Selling Holder such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such Selling Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;
(d)    use its commercially reasonable efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable such Selling Holder and each underwriter, if any, to consummate the disposition of the seller’s Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
(e)    use its commercially reasonable efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
(f)    during any time when a prospectus relating thereto is required to be delivered under the Securities Act, promptly notify each Selling Holder and Holders’ Counsel upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(g)    promptly notify each Selling Holder and Holders’ Counsel (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes;
(h)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange;
(i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;
(j)    enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);
(k)    make available for inspection by any Selling Holder, Holders’ Counsel, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, Holders’ Counsel, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided, that any such Person gaining access to information or personnel pursuant to this Section 2.6(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) such information is or becomes publicly known without a breach of this Agreement, (C) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (D) such information is independently developed by such Person;
(l)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act (including, at the Company’s option, Rule 158 thereunder);
(m)    in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
(n)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;
(o)    make senior management of the Company available to assist to the extent requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Shares;
(p)    obtain all consents of independent public accountants required to be included in the Registration Statement and, in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the effective date of the Registration Statement (and, in the case of each Underwritten Offering, dated the date of each closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or Kinove Holdings, if any member of the Kinove Holdings Affiliated Group is Selling Holder in such offering, or otherwise by the Holders of a majority of the Registrable Securities being sold in such offering, reasonably request;
(q)    provide all legal opinions from Company Outside Counsel required to be included in the Registration Statement, and, in connection with each closing of a sale of Registrable Securities, provide legal opinions from Company Outside Counsel, addressed to the underwriters and the Selling Holders, dated the effective date of each Registration Statement and each amendment and supplement thereto (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and
(r)    use its commercially reasonable efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of the Company Outside Counsel to effect the registration, marketing and sale of such Registrable Securities, and take into account, in good faith, requests by Holders’ Counsel with respect to actions or other things necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities.
The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
2.7    Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, except with respect to a Demand Registration that is unreasonably withdrawn by all applicable Holders pursuant to Section 2.2(c), the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, (ii) all fees and expenses associated with filings to be made with any securities exchange or with any other governmental or quasi-governmental authority; (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriters, if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses, (vii) all fees and disbursements of Company Outside Counsel, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (ix) all reasonable fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities and, (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (all such expenses, “Registration Expenses”). The Selling Holders shall be responsible for the fees and expenses of Holders’ Counsel and Selling Expenses; provided, however, that the Company shall be responsible for the reasonable fees and expenses of Holders’ Counsel up to $50,000 with respect to any registration pursuant to this Agreement of any Registrable Securities of a Holder that is a member of the Kinove Holdings Affiliated Group. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. The Company shall have no obligation to pay any Selling Expenses.
It is understood and agreed that the obligation of the Company to pay expenses as set forth in this Section 2.7 is subject to applicable Luxembourg corporate law and that such expenses may not exceed such amount, if any, as would cause the Company to violate such law.  Accordingly, if the Board of Directors receives written advice of external counsel that some or all of the expenses the Company would otherwise be obligated to pay under this Section 2.7 in any particular instance would exceed such an amount and thereby cause the Company to violate such law, the Board of Directors may, in its good faith judgment, determine that the Company shall pay only such portion of the expenses as would not exceed such amount, in which case the Company’s obligation pursuant to this Section 2.7 would be limited to such amount in that instance.

2.8    Underwritten Offering.
(a)    No Holder may participate in any registration hereunder that is an Underwritten Offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters; provided, that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to such Holder’s compliance with securities laws as reasonably may be requested; provided, further that any obligation of such Holder to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by such Holder, as applicable, from the sale of Registrable Securities pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.
2.9    Suspension of Registration. In the event of a Material Disclosure Event at the time of the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least 10 days’ prior written notice of such action to the Holders delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that, the Company shall not be permitted to exercise a Suspension (i) more than twice during any 12-month period, (ii) for more than 120 days in the aggregate during any 12-month period, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within 35 days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Demand Holder that made the request for Demand Registration will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders upon the termination of any Suspension.
2.10    Indemnification.
(a)    The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.
(b)    In connection with any Registration Statement in which a Holder is participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which such Holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)    Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided, that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim or fails to employs counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firms of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation.
(d)    If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.10(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.
2.11    Rule 144; Rule 144A. The Company shall use its commercially reasonable efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required by the SEC as a condition to the availability of Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.
2.12    Transfer of Registration Rights. Any member of the Kinove Holdings Affiliated Group may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than 5% of the outstanding Common Shares of the Company. Any transfer of registration rights pursuant to this Section 2.13 from any member of the Kinove Holdings Affiliated Group to any Person that is not a member of the Kinove Holdings Affiliated Group shall be effective upon receipt by the Company of written notice from the transferor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred.
Article 3
PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES BY KINOVE HOLDINGS
3.1    Underwriter Selection. In any public or private offering of Registrable Securities in which a member of the Kinove Holdings Affiliated Group is a Selling Holder, other than pursuant to a Piggyback Registration, Kinove Holdings shall have the right to select the managing underwriters to arrange such Underwritten Offering, subject to the Company’s consent (such consent not to be unreasonably withheld).
3.2    Cooperation with Sales. In addition to the provisions of Section 2.6 hereof, applicable to sales of Registrable Securities pursuant to a registration, in connection with any sale or disposition of Registrable Securities by Kinove Holdings, the Company shall provide full cooperation, including:
(a)    providing access to employees, management and company records to any purchaser or potential purchaser, and to any underwriters, initial purchasers, brokers, dealers or agents involved in any sale or disposition, subject to entry into customary confidentiality arrangements;
(b)    participation in road shows, investor and analyst meetings, conference calls and similar activities;
(c)    using commercially reasonable efforts to obtain customary auditor comfort letters and legal opinions;
(d)    entering into customary underwriting and other agreements;
(e)    using commercially reasonable efforts to obtain any regulatory approval or relief necessary for any proposed sale or disposition; and
(f)    filling of registration statements with the SEC or with other authorities or making other regulatory or similar filings necessary or advisable in order to facilitate any sale or disposition.
3.3    Further Assurances. The Company shall use its commercially reasonable efforts to cooperate with and facilitate, and shall not interfere with, the disposition by Kinove Holdings of its holdings of Registrable Securities.
Article 4
MISCELLANEOUS
4.1    Term. This Agreement shall terminate upon such time as no Registrable Securities remain outstanding, except for the provisions of Sections 2.7, 2.10 and this Article 4 which shall survive such termination.
4.2    Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.
4.3    No Inconsistent Agreements. The Company represents and warrants that it has not entered into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.
4.4    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the Company and Kinove Holdings, or if no member of the Kinove Holdings Affiliated Group is a Holder, the Holders of a majority of the Registrable Securities.
4.5    No Third Party Beneficiaries. Except (a) as set forth in Section 2.10 and (b) with respect to the Kinove Holdings Affiliated Group, nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.
4.6    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersede all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof and thereof.
4.7    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason and in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
4.8    Counterparts. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.
4.9    Remedies; Attorney’s Fees.
(a)    The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any party, except as otherwise expressly provided herein, an aggrieved party under this Agreement shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. Neither party shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy. For the avoidance of doubt, nothing in this Agreement shall diminish the availability of specific performance of the obligations under this Agreement or any other injunctive relief.
(b)    Such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each Party hereby further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.
4.10    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
4.11    CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SC1:3666288.5

4.12    Notice.
(a)    Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next Business Day, (ii) on the next Business Day if sent by overnight courier and delivered on such Business Day within ordinary business hours and, if not, the next Business Day following delivery; and (iii) when received, if received during normal business hours and, if not, the next Business Day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a Party shall have furnished to the other Party in accordance with this Section.
If to Kinove Holdings, to:

Kinove Holdings 1 S.à r.l.
c/o Triton Managers III Limited and TFF III Limited
Attention: Lars Frankfelt
43 avenue J.F. Kennedy
L-1855 Luxembourg
Grand Duchy of Luxembourg
Fax: + 352 26 00 58 50
E-Mail: frankfelt@triton-partners.com

with a copy (which shall not constitute notice) to:

Rhône Group LLC
Attention: Allison Steiner, General Counsel
630 Fifth Avenue, 27th floor, New York, N.Y., 10111
Fax: +1 212 218 6789
E-Mail: Steiner@RhoneGroup.com

and:

Triton Beteiligungsberatung GmbH
Attention: Martin Huth and Claus von Hermann
Schillerstraße 20
D-60313 Frankfurt/Main
Germany
Fax: +49 69 9 21 02-100
E-Mail: huth@triton-partners.com; vonhermann@triton-partners.com

If to Luxco Coinvest, to:

Kinove Luxembourg Coinvestment S.C.A.
24-26 rue Edward Steichen
L-2540 Luxembourg
Grand Duchy of Luxembourg
Attention: Participants’ Representative
Email: charles.herlinger@orioncarbons.com

If to the Company:

Orion Engineered Carbons S.A.
Attention: General Counsel
15 rue Edward Steichen
L-2540 Luxembourg, Grand Duchy of Luxembourg
Fax: +49 69 36 50 54-117
E-Mail: christian.eggert@orioncarbons.com

[Signature Page Follows]

In witness whereof, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

ORION ENGINEERED CARBONS S.A.

By: /s/ Jack Clem______________________
Name:    Jack Clem
Title:    Chief Executive Officer

By: /s/ Charles Herlinger________________
Name:    Charles Herlinger
Title:    Chief Financial Officer

KINOVE LUXEMBOURG HOLDINGS 1 S.À R.L.

By: /s/ Lucas Flynn_____________________
Name:    Lucas Flynn
Title:    Manager A

By: /s/ Thomas Sonnenberg_______________
Name:    Thomas Sonnenberg
Title:    Manager B

By: /s/ Virginia Strelen___________________
Name:    Virginia Strelen
Title:    Manager C

KINOVE LUXEMBOURG COINVESTMENT S.C.A.

By: /s/ Lucas Flynn_____________________
Name:    Lucas Flynn
Title:    Manager A

By: /s/ Thomas Sonnenberg_______________
Name:    Thomas Sonnenberg
Title:    Manager B

By: /s/ Virginia Strelen___________________
Name:    Virginia Strelen
Title:    Manager C

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